Oral Film Exclusivity Granted to IntelGenx’ VersaFilmTM for
Tadalafil Erectile Dysfunction Dosing Patent

Saint Laurent, Quebec, March 28, 2017 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (the “Company” or “IntelGenx”) today announced that Eli Lilly and Company granted IntelGenx’ VersaFilmTM an exclusive license for tadalafil film product under erectile dysfunction (ED) dosing patent, United States Patent No. 6,943,166 (the ‘166 dosing patent). Any exclusivity associated with the tadalafil compound patent expiring is not affected by this agreement.

“Obtaining exclusivity for our Tadalafil VersaFilmTM product is a significant achievement for IntelGenx,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “With this exclusive license, IntelGenx has the opportunity to be the first and only Tadalafil film product on the U.S. ED market while the ‘166 dosing patent remains in force. Exclusive access to Lilly’s dosing patent will further accelerate our partnering activities while potentially securing our early entry into the lucrative U.S. ED market.”

Subject to U.S. Food and Drug Administration (FDA) approval, this exclusive license allows IntelGenx to commercialize its Tadalafil ED VersaFilmTM product in the U.S. prior to the expiration of the ‘166 dosing patent. With this license, IntelGenx is the only company that has a free and clear pathway to launch a tadalafil film product for the treatment of ED in the U.S. The exclusivity provides an outstanding competitive advantage to IntelGenx’ Tadalafil ED VersaFilmTM product and IntelGenx will continue its efforts to securing a strategic partnership for the commercialization of Tadalafil VersaFilmTM.

IntelGenx has developed a proprietary process and formulation for manufacturing the Tadalafil ED VersaFilmTM product and plans to supply the product to multiple markets around the world.

IntelGenx was represented by H. Keeto Sabharwal and the law firm of Pillsbury Winthrop Shaw Pittman.

About Tadalafil VersaFilmTM

IntelGenx’s tadalafil film offers an improved discrete dosage form that does not require water intake. IntelGenx tadalafil film formulations have been tested in various clinical trials to improve the pharmacokinetics and optimize the formulation. The latest formulation successfully demonstrated bioequivalence to the brand tablet in a pilot study.

About IntelGenx:

IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilmTM technology platform. Established in 2003, the Montreal-based company is listed on the TSX-V and OTC-QX.

IntelGenx highly skilled team provides comprehensive pharmaceutical~~s~~ services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:
Stephen Kilmer
Investor Relations
(514) 331-7440 ext 232
stephen@intelgenx.com

Or

Andre Godin, CPA, CA
Executive Vice-President and CFO
IntelGenx Corp.
(514) 331-7440 ext 203
andre@intelgenx.com